Exhibit 99.2

ALS, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2005 AND 2004

ALS, LLC AND SUBSIDIARIES

Independent Auditors’ Report

To the Board of Directors

ALS, LLC and Subsidiaries

Orlando, Florida

We have audited the accompanying consolidated balance sheets of ALS, LLC and Subsidiaries, as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in members’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ALS, LLC and Subsidiaries as of December 31, 2005 and 2004, and the results of its operations, changes in members’ equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ LARSON, ALLEN, WEISHAIR & CO., LLP

March 22, 2006

Winter Park, Florida

ALS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

ASSETS	2005	2004
Current assets:
Cash and cash equivalents	$—	$266,409
Accounts receivable, net	10,461,781	5,424,240
Marketable securities	2,500	100,000
Advances to members	472,262	—
Other receivables	—	1,547
Worker’s compensation refund receivable	50,221	50,221
Prepaid expenses	132,802	307,920
Other asset	600,000	—

Total current assets	11,719,566	6,150,337

Property and equipment:
Furniture and fixtures	301,608	166,506
Automobiles	65,937	65,937
Computer software	184,811	77,163

	552,356	309,606
Less: accumulated depreciation	(193,217)	(118,092)

Total property and equipment	359,139	191,514

Other assets:
Goodwill	9,978,329	110,000
Investments	36,000	36,000
Deposits	24,819	17,458
Other assets	4,387	—

Total other assets	10,043,535	163,458

Total assets	$22,122,240	$6,505,309

The accompanying notes are an integral part of these financial statements.

ALS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

LIABILITIES AND MEMBERS’ EQUITY	2005	2004
Current liabilities:
Outstanding checks, net of cash in bank	$776,197	$—
Accounts payable	306,428	189,674
Accrued expenses	5,251,990	2,902,423
Line of credit	7,999,950	679,422
Related party note payable	300,000	—
Other payables	1,064,264	8,400
Note payable	106,805	33,413
Deferred revenue	26,066	—

Total current liabilities	15,831,700	3,813,332

Long-term liabilities:
Other payable	—	5,898
Note payable	602,527	94,462

Total long-term liabilities	602,527	100,360

Commitments and contingency	—	—

Members’ equity:
Members’ capital and retained earnings	5,785,513	2,591,617
Accumulated other comprehensive loss	(97,500)	—

Total members’ equity	5,688,013	2,591,617

Total liabilities and members’ equity	$22,122,240	$6,505,309

The accompanying notes are an integral part of these financial statements.

ALS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Sales	$164,083,802	$76,358,767
Cost of sales	151,930,907	70,102,232

Gross profit	12,152,895	6,256,535

Operating expenses:
Compensation and benefits	5,447,652	2,123,186
Facilities expense	518,596	179,047
Travel expense	468,957	221,736
Bad debt expense	347,386	54,722
Professional fees	278,758	249,910
Office supplies	216,317	54,298
Telephone	191,508	77,325
Advertising	146,964	36,608
Bank charges	137,856	68,004
Miscellaneous expense	133,404	63,754
Repairs & maintenance	133,112	61,877
Insurance	101,677	56,542
Meals and entertainment	99,861	60,750
Depreciation	75,125	36,490
Taxes and licenses	60,791	22,867
Postage	47,751	17,452
Dues and subscriptions	36,655	12,808
Drug and background checks	33,968	1,669
Donations	27,356	13,850
Marketing	4,405	6,199

Total operating expenses	8,508,099	3,419,094

Income before other income (expense)	3,644,796	2,837,441

Other income (expense):
Interest expense	(210,900)	(89,693)
Gain on disposal of property equipment	—	272

Total other income (expense)	(210,900)	(89,421)

Net income	3,433,896	2,748,020
Other comprehensive loss:
Unrealized holding loss on marketable securities	(97,500)	—

Total comprehensive income	$3,336,396	$2,748,020

The accompanying notes are an integral part of these financial statements.

ALS, LLC AND SUBSIDIARIES

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

YEARS ENDED DECEMBER 31, 2005

AND DECEMBER 31, 2004

	Members’ Capital and Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, December 31, 2003,	$43,597	$—	$43,597
Distributions	(200,000)	—	(200,000)
Net income	2,748,020	—	2,748,020

Balance, December 31, 2004	2,591,617	—	2,591,617
Distributions	(240,000)	—	(240,000)
Net income	3,433,896	—	3,433,896
Other comprehensive loss:
Unrealized holding loss on marketable securities	—	(97,500)	(97,500)

Total comprehensive income	3,433,896	(97,500)	3,336,396

Balance, December 31, 2005	$5,785,513	$(97,500)	$5,688,013

The accompanying notes are an integral part of these financial statements.

ALS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Cash flows from operating activities:
Comprehensive income	$3,336,396	$2,748,020
Adjustments to reconcile comprehensive net income to net cash provided by (used in) operating activities:
Bad debt expense	347,386	54,722
Gain on disposal of property and equipment	—	(272)
Depreciation	75,125	36,490
Unrealized holding loss on marketable securities	97,500	—
Changes in noncash assets and liabilities net of effects of noncash transactions:
Increase in accounts receivable	(12,663,556)	(3,982,034)
Increase in advances to members	(472,262)	—
Decrease in other receivables	1,547	7,150
Decrease (increase) in prepaid expenses	175,118	(183,675)
Increase in deposits	(7,361)	(12,623)
Increase in other assets	(604,387)	—
Increase in outstanding checks, net of cash in bank	776,197	—
Increase in accounts payable	116,754	153,628
Increase in accrued expenses	2,349,567	2,601,544
Increase in deferred revenue	26,066	—

Net cash provided by (used in) operating activities	(6,445,910)	1,422,950

Cash flows from investing activities:
Purchase of property and equipment	(242,750)	(127,592)
Purchase of investment	—	(100,000)
Cash paid for acquisition of assets	(805,815)	—
Proceeds received on disposal of property and equipment	—	1,800

Net cash used in investing activities	(1,048,565)	(225,792)

Cash flows from financing activities:
Borrowings (payments) on line of credit, net	7,320,528	(735,369)
Member distribution	(240,000)	(200,000)
Proceeds from related party note payable	300,000	—
Payments on related party note payable	—	(243,055)
Payments on notes payable	(77,428)	—
Payments on other payable	(75,034)	(702)

Net cash provided by (used in) financing activities	7,228,066	(1,179,126)

Net change in cash and cash equivalents	(266,409)	18,032
Cash and cash equivalents, beginning of year	266,409	248,377

Cash and cash equivalents, end of year	$—	$266,409

Supplemental disclosures of cash flows:
Interest paid	$210,900	$75,089

Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

Supplemental disclosures of non cash transactions:

During fiscal 2004, the Company acquired property and equipment of a company in exchange for $10,000 in cash and a $15,000 payable (see note 5).

On June 8, 2005, and December 2, 2005, the Company purchased certain properties, rights, assets and businesses of Stratus Services Group in exchange for forgiveness of $7,278,629 in outstanding accounts receivable, forgiveness of a note payable with an outstanding balance of $127,939, the assumption of debt in the amount of $1,786,824, a payable of $125,000 and cash of $125,000. The Company also incurred acquisition costs of $680,815 (see note 5).

The accompanying notes are an integral part of these financial statements.

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 1	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of ALS, LLC and its wholly-owned subsidiaries, Advantage Services Group II, LLC, ALSC, LLC, ALSC II, LLC, ALSC III, LLC, ALSC IV, LLC AND ASG, LLC. All material inter-company accounts and transactions have been eliminated. ALS, LLC was formally known as Advantage Staffing and Leasing I, LLC. On May 2, 2003, an amendment to the articles of organization was filed to change the name.

Organization

ALS, LLC and Subsidiaries (the “Company”) are Florida limited liability companies. The Company is engaged in the business of providing temporary staffing for primarily light industrial and clerical jobs for entities operating in various industries and in providing outsourcing services. The Company conducts its operations from offices located in Central and South Florida and California.

Basis of Accounting

The accompanying financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Periodically, the Company’s cash balance will exceed the Federal Deposit Insurance Corporation’s insured limit of $100,000.

Accounts Receivable

Bad debts are recorded using the reserve method. If a portion of the account balance is deemed uncollectible, a reserve is recorded based on the uncollectible portion of the account. Accounts receivable have been reduced by $466,716 and $68,051, for accounts that may be uncollectible at December 31, 2005 and 2004, respectively. Accounts receivable represent a concentration of credit risk, but credit evaluations and account monitoring procedures minimize the risk of loss.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is being provided on a straight-line method over estimated useful lives of three to seven years for all furniture and fixtures, automobiles, and software.

Fair Values of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 1	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Cash and cash equivalents, line of credit, other payables and notes payable: The carrying amounts reported in the consolidated balance sheets approximate fair values because of the short maturities of those instruments and rates available for similar debt.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable by, or provided for, the Company. The members are taxed individually on the Company’s income.

Investments

The Company accounts for investments in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. This statement requires securities which are available-for-sale to be carried at fair value, with changes in fair value recognized as a separate component of members’ equity.

Comprehensive Income

The Company follows the provisions of Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS 130”). SFAS 130 governs the financial statement presentation of changes in members’ equity resulting from non-owner sources. Accumulated other comprehensive loss as reported in the accompanying consolidated balance sheets represents unrealized losses on available for sale securities.

Goodwill

The Company records goodwill in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets”. In accordance with SFAS 142, management does not amortize goodwill and assesses whether there has been any permanent impairment in the value of goodwill at each balance sheet date. At December 31, 2005, management determined goodwill has not been impaired.

NOTE 2	INDEBTEDNESS

Line of Credit

On August 18, 2003, the Company entered into a $1,850,000 revolving line of credit with a bank, due on demand one year from date of issuance. On February 13, 2004, the maturity date was extended to April 13, 2005. Interest on this new line of credit was at prime plus .25%. This line of credit was collateralized by accounts receivable and a blanket lien on all of the Company’s assets and

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2	INDEBTEDNESS (Continued):

$750,000 in the form of a security interest in brokerage accounts and an unlimited guarantee of both members. At December 31, 2004, $679,422 was outstanding on this line of credit. The balance was paid in full during the year ended December 31, 2005.

On April 25, 2005, the Company entered into a $5,000,000 revolving line of credit with a bank. The original agreement was amended on December 22, 2005, to increase the line to $9,000,000, with a maturity date of May 31, 2007. The Company may borrow to the extent of the Borrowing Base, as defined, or the $9,000,000 limit, whichever is less. Interest on this line of credit is at the 30-Day LIBOR Rate plus an applicable margin as defined in the agreement adjusted quarterly. The line of credit requires the Company to maintain a fixed coverage ratio of 1.25 to 1.00 and minimum net worth of $4,000,000. At December 31, 2005, interest was being charged at 7.39%. The line of credit is collateralized by accounts receivable and all of the Company’s assets. The line is also personally guaranteed by both members. At December 31, 2005, $7,999,950 was outstanding on this line of credit.

Note Payable

On August 22, 2003, the Company entered into an asset purchase agreement with a company to purchase certain properties, rights, assets, and business related to the conduct of their business at its offices located at Miami Springs, Florida. The seller is a related party to a family of a member of the Company. The purchase price of the assets was $128,000 was to be paid in the form of a promissory note payable. This note had an interest rate of 7% per annum with monthly principal and interest payments due over a sixty month period. The payment and payment terms of the note was contingent upon certain performance levels by the business generated from the purchased assets. The note required monthly payments of the greater of $10 or 20% of net profits. The purchase was recorded using the purchase method of accounting and $110,000 was recorded as goodwill as a result of this purchase. The amount owed as of December 31, 2004, was $127,875. In connection with the acquisition of certain assets acquired on December 2, 2005, this note was paid in full (see note 5).

On December 2, 2005, the Company entered into an asset purchase agreement with a company to purchase certain properties, rights, assets, and business related to the conduct of their business at its offices located throughout Southern California and Phoenix, Arizona. A stockholder in the seller is a relative of a member of the Company. Related to the purchase of this business, the Company assumed a note payable of the seller in the amount of $786,824 and is payable in quarterly installments of $36,770 principal and interest at 6% due through December 27, 2011. At December 31, 2005, $709,332 is due on this note. This note is personally guaranteed up to $200,000 each by the two members of the Company and two related parties of one of the members, who are also employees of the Company.

At December 31, 2005 future payments of the note payable are as follows:

2006	$106,805
2007	113,359
2008	120,315
2009	127,698
2010	135,534
Thereafter	105,621

$709,332

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 2	INDEBTEDNESS (Continued):

Other Payables

On November 8, 2004, the Company entered into an asset purchase agreement with a company to purchase certain assets, including customer lists and existing client contracts. The purchase price of the assets was $25,000 which was paid in the form of $10,000 in cash at closing and $15,000 due in monthly installments based on 20% of the gross margin (as defined) of the business generated from the assets purchased. The purchase was recorded using the purchase method of accounting. The entire purchase price of $25,000 was allocated to property and equipment. The amount owed at December 31, 2004, was $14,298 and was recorded as other payable on the accompanying consolidated balance sheets. During the year ended December 31, 2005, this payable was paid in full.

In connection with the December 2, 2005, asset purchase agreement (see note 5), $1,000,000 of the purchase price (the “price component”) is to be paid to the seller to reimburse them for their liability to the state of California Employment Development Department (“EDD”) under a payment plan between the seller and EDD for satisfaction of all tax liens filed or to be filed by the EDD against the seller. After closing, until the seller has reached an agreement with the EDD or the expiration of 120 days after closing, which ever occurs first, the Company agreed to fund weekly payments of $12,500 under the EDD payment plan. Any such payments funded by the Company shall be credited against the $1,000,000 price component. Upon execution and delivery of a binding written agreement by EDD, the Company shall fund the $1,000,000 price component, less any credits due to the Company as provided above to be used to the extent needed to satisfy the California tax debt and obtain release of the California tax liens. The Company does not assume or agree to be obligated in any way for the EDD payment plan, California tax debt or the California tax liens, and such debt and liens remain the debt and obligation of the seller. Until the California tax debt and liens are released and satisfied, a shareholder of the seller personally guarantees any difference due, if any, after a settlement with the EDD. At December 31, 2005, $939,264 of this price component was outstanding and is included in other payables on the accompanying consolidated balance sheets.

In connection with the December 2, 2005, asset purchase agreement (see note 5), the Company agreed to pay to the seller $250,000 payable over 60 days following closing, paid as needed for documented cash flow requirements by the seller, payable at a rate no faster than $125,000 per 30 days. At December 31, 2005, $125,000 was outstanding and is included in other payables on the accompanying consolidated balance sheets.

NOTE 3	COMMITMENTS AND CONTINGENCY

Office Leases

The Company leases numerous office facilities in Florida and California under noncancellable operating leases expiring between November 2006 and February 2009. Certain leases have options to extend the life of the leases for an additional one to five years. The Company also leases four offices on month-to-month basis with rent payments from $150 to $2,302 per month. Rent expense related to these leases was $502,755 and $81,562 for the years ended December 31, 2005 and 2004, respectively, and is included in facilities expense on the accompanying consolidated statements of income.

Future minimum rental payments required under leases in excess of one year as of December 31, 2005, are as follows:

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 3	COMMITMENTS AND CONTINGENCY (Continued):

2006	$537,041
2007	371,254
2008	143,671
2009	6,680

Total	$1,058,646

Workers Compensation Insurance

The Company purchased experience rated insurance policies with respect to workers’ compensation insurance. Costs to the Company are based on an experience rating formula using five years of claims. The insurance policy provides for maximum exposure limitations for individual claims and total Company claims. While the ultimate amount of claims incurred are dependent on future developments, in management’s opinion, recorded reserves are adequate to cover the future payment of claims. However, estimated recorded reserves may be more or less than the actual future payment of claims. Adjustments, if any, to estimates recorded resulting from ultimate claim payments will be reflected in operations in the periods in which such adjustments are known.

Other

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company.

NOTE 4	CONCENTRATIONS

The Company had sales to one customer during the years ended December 31, 2005 and 2004, of approximately $94,975,212 and $54,544,062, respectively, representing 58% and 71%, respectively, of sales. In addition, accounts receivable from this customer was approximately $2,655,154 and 50% of total net accounts receivable at December 31, 2004. Certain assets of this customer were purchased by the Company during the year ended December 31, 2005; therefore a portion of the business of this customer was absorbed by the Company making this customer concentration irrelevant in future years (see note 5).

NOTE 5	ACQUISITIONS

On November 8, 2004, the Company entered into an asset purchase agreement with a company to purchase certain assets, including customer lists and existing client contracts. The purchase price of the assets was $25,000 which was paid in the form of $10,000 in cash at closing and monthly installments based on 20% of the gross margin until paid in full (see note 2).

On June 8, 2005, the Company entered into an asset purchase agreement with a company to purchase certain properties, rights, assets, and business related to the conduct of their business at its offices located throughout Northern California. A stockholder in the seller is a relative of a member of the Company. The purchase price of the assets was $3,460,369 which was paid in the form of forgiveness of accounts receivable and the forgiveness of an outstanding note payable of $127,939, arising from a former acquisition of certain assets on from this same company in 2003. In addition, the Company incurred $30,460 in other acquisition costs as a result

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 5	ACQUISITIONS (Continued):

of this acquisition. The purchase was recorded using the purchase method of accounting and goodwill in the amount of $3,362,890 was recorded as a result of this acquisition. As a requirement of this acquisition, the Company paid $600,000 to the sellers financing agent to offset any future possible losses and has recorded this as an other current asset on the accompanying balance sheets as of December 31, 2005. This amount is to be repaid to the Company when the debt owed to the financing agent by the seller is repaid. The Company expects repayment in 2006.

On December 2, 2005, the Company entered into an asset purchase agreement with a company to purchase certain properties, rights, assets, and business related to the conduct of their business at its offices located throughout Southern California, and Phoenix, Arizona. A stockholder in the seller is a relative of a member of the Company. The purchase price of the assets was $5,855,083, of which $250,000 was paid in cash, $3,818,260 was paid in the form of forgiveness of accounts receivable, and $786,824 was paid through the assumption a note payable and $1,000,000 in the form of future payments to the seller to reimburse them for their liability to the state of California Employment Development Department (see note 2), with any balance paid the seller. In addition, the Company incurred $650,355 in other acquisition costs as a result of this acquisition. Of these other acquisition costs, $310,000 was paid to a related party through common ownership for consulting (see note 6). The purchase was recorded using the purchase method of accounting and goodwill in the amount of $6,505,439 was recorded as a result of this acquisition.

NOTE 6	RELATED PARTY TRANSACTIONS

During 2005 and 2004, the Company had sales of approximately $94,975,212 and $54,544,062, respectively, to a related party to a member of the Company.

During the years ended December 31, 2005 and 2004, the Company paid $75,000 and $110,000, respectively, for consulting services to RVR Consulting Group, Inc., a company owned by a member. These amounts are included in professional fees on the accompanying consolidated statements of income. In addition, during the year ended December 31, 2005, $50,000 was paid to this company in connection with an acquisition in December 2005 (see note 5) and is included in goodwill on the accompanying consolidated balance sheets at December 31, 2005.

During the year ended December 31, 2004, the Company purchased 125,000 shares in a publicly held company, a related party to a member of the Company (see note 7).

At December 31, 2005, $300,000 was outstanding from advances from a member of the Company. This advance is expected to be repaid within the next year.

At December 31, 2005, $472,262 was owed from two members of the Company for advances. These advances are expected to be repaid back to the Company within the next year.

During the year ended December 31, 2005, $260,000 was paid to a company owned by a member of the Company in relation to an acquisition in December 2005 (see note 5) and is included in goodwill on the accompanying consolidated balance sheets at December 31, 2005. In addition, approximately $33,000 was paid to this company during the year ended December 31, 2005, for consulting fees and is included in professional fees and compensation and benefits on the accompanying consolidated statements of income.

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 7	INVESTMENTS AND MARKETABLE SECURITIES

During fiscal year 2003, the Company purchased one share of common stock and one share of preferred stock in Temporary Services Insurance, Ltd. for $36,000. The Company made this investment in connection with the obtainment of workers compensation insurance. These shares are not traded on the open market and therefore no market value exists.

During fiscal year 2004, the Company purchased 125,000 shares of marketable securities for $100,000. The market value of these shares at December 31, 2004, was $91,250. Because the market value did not significantly change, the Company did not record the unrealized loss on these securities in the accompanying statements of income and changes in members’ equity during the year ended December 31, 2004. The market value of these shares at December 31, 2005, is $2,500. In accordance with FASB 115, the unrealized loss was recorded as a separate component of stockholders equity during the year ended December 31, 2005.

Marketable securities consisted of the following at December 31, 2005:

Available for Sale Securities	Cost	Net Unrealized Loss	Market Value
Stocks	$100,000	$97,500	$2,500

NOTE 8	SUBSEQUENT EVENTS

On February 3, 2006, the Company entered into a $1,250,000 irrevocable letter of credit with a bank maturing on February 1, 2007. The letter of credit automatically extends for one year on the maturity date unless the bank gives 30 days notification that it will not renew the letter of credit.

On March 16, 2005, a customer of the Company filed for Chapter 11 Bankruptcy. The customer’s balance due to the Company was $92,088 and $973,322 at December 31, 2005, and March 17, 2006, respectively. Management does expect to recover a portion of the balance; however that amount could not be estimated at the time these financial statements were issued. At December 31, 2005, the Company recorded an estimated bad debt reserve of $82,879, on the balance outstanding at December 31, 2005.